Prudential Tax-Free Money Fund, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



               March 28, 2008

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

     Re:  Rule 24f-2 Notice for Prudential Tax-
          Free Money Fund, Inc.
          File Nos. 2-64625 and 811-02927

     On behalf of the Prudential Tax-Free Money
Fund, Inc. enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-
7503.

                              Very truly yours,



                              /s/Grace C. Torres
                              Grace C. Torres
                             Treasurer and Principal
                             Financial
                              and Accounting
                         Officer